CONVERTIBLE SUBORDINATED NOTE AMENDMENT AND DEBT CONVERSION AGREEMENT

This Convertible Subordinated Note Amendment and Debt Conversion Agreement (this “Agreement”) dated February 26, 2018, is by and between, Erin Energy Corp., a Delaware corporation (the “Company”) and Oltasho Nigeria Limited, a Nigerian registered company (the “Creditor”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, on or around February 21, 2014, the Company borrowed $50,000,000 from Allied Energy Plc (“Allied”) which was evidenced by a Convertible Subordinated Note Due January 15, 2019 (the “Convertible Note”);

WHEREAS, on or around April 3, 2017, Allied transferred ownership of the Convertible Note to the Creditor;

WHEREAS, as of the Effective Date (as defined below), the principal and accrued interest on the Convertible Note totals $61,400,148 (the “Amount Owed”);

WHEREAS, the Company and the Creditor desire to amend the Convertible Note and provide for the immediate conversion of the Amount Owed into shares of the common stock of the Company at $2.75 per share (the “Agreed Conversion Price”).

WHEREAS, based on the Agreed Conversion Price, the Convertible Note will convert into 22,327,327 shares of restricted common stock of the Company (the “Common Stock” and the “Conversion Shares”);

WHEREAS, the Creditor agrees to convert the Amount Owed into the Conversion Shares (the “Conversion”) and the Company desires for the Creditor to complete the Conversion; and

WHEREAS, the Company and the Creditor desire to set forth in writing herein the terms and conditions of their agreement and understanding concerning Conversion.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties hereto agree as follows:

1.    Amendment to Convertible Note

Effective on the Effective Date, the definition of “Conversion Price” in the Convertible Note, under Section 24 thereof, shall be deemed amended to read as follows (the “Amendment”):

““Conversion Price” means $2.75 per Conversion Share, subject to adjustment as provided herein.”

2.    Consideration.

(a)    Effective on the Effective Date, and in consideration of the Amendment, the Creditor hereby converts the entire Amount Due under the Convertible Note into an aggregate of 22,327,327 restricted shares of Common Stock (one share for every $2.75 of the Amount Owed converted into shares of Common Stock, the “Shares”), pursuant to the conversion terms of the Convertible Note, as amended by the Amendment.

(b)     This execution of this Agreement by the Creditor shall be deemed to be a valid written notice of conversion from the Holder as required by Section 3.2 of the Convertible Note for all purposes.

(c)    The Company shall deliver to the Creditor or its assignee certificates evidencing the Shares (the “Certificates”) within five (5) business days of the date of this Agreement above.

(d)    The Conversion shall be treated for all purposes as a conversion at the option of the Creditor under the Convertible Note and shall be made pursuant to the terms thereof, except for the conversion price which shall be adjusted as provided herein.

(e)    The Creditor is the sole owner of the Convertible Note and Amount Owed and has good and marketable title to the Convertible Note and Amount Owed, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances. Creditor has sole managerial and dispositive authority with respect to the Convertible Note and Amount Owed.

3.    Effective Date.

The “Effective Date” of this Agreement and the Conversion shall be December 31, 2017.

4.    Full Satisfaction.

Creditor agrees that it is accepting the Shares in full satisfaction of the Amount Owed under the Convertible Note which Convertible Note is being converted into Common Stock and that as such, the Creditor will no longer have any rights of repayment against the Company as to the Convertible Note or the Amount Owed, at such time as the Shares have been issued to Creditor. Creditor further agrees that the Shares are being issued in full consideration of the Amount Owed and that the Convertible Note will be deemed ‘paid in full’ upon issuance of the Shares. Following the issuance of the Shares, the Creditor shall promptly deliver to the Company the original copy of the Convertible Note, to the extent such copy is in the control of Creditor.

5.	Mutual Representations, Covenants and Warranties.

(a)The Parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Parties enforceable against each Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

(b)The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the document(s) regarding organization and/or management of the Parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which either the Company or the Creditor is a party or by which either the Company or the Creditor is bound or affected.

(c)Creditor hereby covenants that it will, whenever and as reasonably requested by the Company and at Creditor’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Company may reasonably require in order to complete, insure and perfect the transactions contemplated herein.

6.	Creditor Representations and Warranties.

(a)    Creditor is or will be acquiring the Shares, for its or his own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), in a manner which would require registration under the Securities Act or any state securities laws. Creditor can bear the economic risk of investment in the Common Stock, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Common Stock and is an “accredited investor” as defined in Regulation D under the Securities Act. Creditor recognizes that the Common Stock is not registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Common Stock is registered under the Securities Act or unless an exemption from registration is available. Creditor has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Common Stock for its particular tax and financial situation and its respective advisers, if such advisors were deemed necessary, have determined that the Common Stock is a suitable investment for it. Creditor has not been offered the Common Stock by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Creditor’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Creditor has had an opportunity to ask questions of and receive satisfactory answers from the Company, or persons acting on behalf of the Company, concerning the terms and conditions of the Common Stock and the Company, and all such questions have been answered to the full satisfaction of Creditor. The Company has not supplied Creditor any information regarding the Common Stock or an investment in the Common Stock other than as contained in this Agreement, and Creditor is relying on its own investigation and evaluation of the Company and the Common Stock and not on any other information.

7.    Miscellaneous.

(a)Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(b)Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, excluding any provision which would require the use of the laws of any other jurisdiction.

(c) Entire Agreement, Amendments and Waivers. This Agreement and the Convertible Note constitute the entire agreement of the Parties regarding the subject matter of the Convertible Note and this Agreement and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter thereof and hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent of such Party.

(d) Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

(e)Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

(f)Arm’s Length Negotiations. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

(g)Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (viii) references to “writing“ include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars; (x) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; and (xiii) references to “days” shall mean calendar days.

(h)Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left blank. Signature page follows.]
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

“COMPANY”

Erin Energy Corp.

By:________________________________

Its:________________________________

Printed Name:_______________________

“CREDITOR”

Oltasho Nigeria Limited

By:________________________________

Its:________________________________

Printed Name:_______________________

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